UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2010

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Other Events.

    BioScrip, Inc. (the “Company”) recently reevaluated its segments in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic ASC 280, Segment Reporting (“ASC 280”).  Based on its review, during the quarter ended June 30, 2010 the Company changed its operating and reportable segments from “Specialty Pharmacy Services” and “Traditional Pharmacy Service” to its new operating and reportable segments “Infusion and Home Health Services” and “Pharmacy Services”.  In connection with this change in segment reporting, on July 31, 2010 the Company provided certain financial analysts with recast segment reporting information for the years ended December 31, 2008 and 2009 in order to provide investors with greater clarity into and understanding of its historic financial results in a manner consistent with the segment reporting provided for the quarter ended June 30, 2010.   This segment reporting information provided herein is being provided for information purposes.  There is no change to the Company’s previously reported consolidated operating results, financial condition or cash flows.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
Exhibit No.	Description of Exhibit
99.1	Unaudited Pro Forma Classification of Historical Segments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: August 2, 2010		/s/ Barry A. Posner
	By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel